                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation of our report dated February 22, 1995 (except with respect to the matters discussed in Note 13, as to which the date is March 19, 1995) included (or incorporated by reference) in Circus Circus Enterprises, Inc.'s Annual Report on Form 10-K for the year ended January 31, 1995, into the Company's previously filed Form S-8 Registration Statements File Nos. 2-91950, 2-93578, 33-18278, 33-29014, 33-39215, 33-56420 and 33-53303.



                                 ARTHUR ANDERSEN LLP


Las Vegas, Nevada
April 24, 1995


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